Exhibit 10.1

FOURTH AMENDMENT

TO

LEASE AGREEMENT

AND

REAFFIRMATION OF GUARANTY

By and Among

The Indiana Port Commission,

Aventine Renewable Energy-Mt Vernon, LLC

And

Aventine Renewable Energy Holdings, Inc.

FOURTH AMENDMENT TO LEASE AGREEMENT
AND REAFFIRMATION OF GUARANTY

THIS FOURTH AMENDMENT TO LEASE AGREEMENT AND REAFFIRMATION OF GUARANTY (“Fourth Amendment”) is made and entered into this 19th  day of June, 2008 by and among the INDIANA PORT COMMISSION, a body corporate and politic existing under the laws of the State of Indiana (the “Commission”), AVENTINE RENEWABLE ENERGY-MT VERNON, LLC a Delaware Limited Liability Company (“Lessee”, and together the “Parties”) and AVENTINE RENEWABLE ENERGY HOLDINGS, INC. (“Guarantor”).

RECITALS:

A.            The Commission is charged with the management and operation of the Ports of Indiana, including the Port of Indiana-Mount Vernon, in Posey County, Indiana (the “Port”).

B.            The Parties entered into a certain Lease Agreement dated October 31, 2006, which was executed by the Office of the Attorney General and the Office of the Governor on January 19, 2007 and January 24, 2007 respectively (the “Original Lease”), which Original Lease was amended by (i) a certain First Amendment to Lease Agreement and Reaffirmation of Guaranty dated June 14, 2007 among the Parties and Guarantor, (ii) a certain Second Amendment to Lease Agreement and Reaffirmation of Guaranty dated October 18, 2007 among the Parties and Guarantor, and (iii) a certain Third Amendment to Lease Agreement and Reaffirmation of Guaranty dated December 20, 2007 among the Parties and Guarantor (said Original Lease as so amended is herein referred to as the “Lease”), whereby the Commission leased to Lessee and Lessee leased from the Commission that certain real estate described in the Lease, located at the Port of Indiana-Mount Vernon, a port managed and operated by the Commission in Posey County, Indiana.

C.            The Parties have agreed to amend the Lease to remove from the Leased Premises the relocated Southwind Port Road (depicted on Exhibit A-2 hereto), to add to the Leased Premises the former Southwind Port Road (Parcel # 2A depicted on Exhibit A-2 hereto) and to make other changes in the legal descriptions of the Leased Premises.

D.            Guarantor is joining in the execution of this Fourth Amendment solely for purposes of consenting to all provisions of this Fourth Amendment and ratifying, confirming and reaffirming its obligations under that certain Lease Guaranty dated as of October 31, 2006 (the “Lease Guaranty”).

E.             Lessee, the Commission and Guarantor have each had substantial participation in the preparation of this Fourth Amendment which shall become effective upon execution by the Parties.

F.             At a properly convened public meeting, the Commission has duly approved the execution and delivery of this Fourth Amendment by its duly authorized officers.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual undertakings hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Commission, Lessee and Guarantor (solely for purposes of its agreement to the provisions of Paragraph 6 below) hereby agree as follows:

1.             Lines 1 through and including 15 of Section 1.01 of the Lease are hereby deleted in their entirety and replaced by the following:

Section 1.01.  THE DEMISE.  The Commission does hereby demise and lease to Lessee, and Lessee does hereby lease from the Commission, that certain real estate consisting of approximately 118 acres, more or less, located at the Port of Indiana – Mount Vernon, a port managed and operated by the Commission in Posey County, Indiana; said real estate being more particularly described as Parcel # 1, Parcel # 2, Parcel # 2A, Parcel # 3, Parcel # 3A, Parcel # 4, Parcel # 4A, easement Parcel # 5 and easement Parcel # 6 on Exhibit A attached hereto and incorporated herein by this reference and depicted on Exhibit A-1 attached hereto and incorporated herein by this reference (the “Real Estate”;  the buildings, structures fixtures and other improvements now or hereafter located on the Real Estate being herein referred to as the “Improvements”; and the Real Estate and Improvements being herein referred to as the “Leased Premises”).  The Real Estate is located within the Port more particularly described on Exhibit A-2 attached hereto and incorporated herein by this reference.  The demise further grants to Lessee:

The remainder of Section 1.01, commencing with clause (i), is not amended.

2.             Exhibit A to the Lease is hereby deleted in its entirety and replaced by Exhibit A – DESCRIPTION OF LEASED REAL ESTATE attached to this Fourth Amendment and incorporated herein by this reference.

3.             The caption of “Exhibit A-1” to the Lease is hereby amended to be “Exhibit A-2 – DESCRIPTION OF PORT REAL ESTATE.

4.             Exhibit A-1 – PLAT OF LEASED REAL ESTATE to this Fourth Amendment is hereby added to the Lease, immediately following Exhibit A and preceding Exhibit A-2.

5.             The following paragraph is hereby added to the end of Section 1.01 of the Lease:

Reference is hereby made to a certain ALTA/ACSM Land Title Survey of the Real Estate prepared by Morley and Associates, Inc. as Job No. 7313 dated 2/8/2007 and last revised 6/13/2008 (the “Survey”), which is the Survey delivered by Lessee to the Commission pursuant to Section 1.01 of the Original Lease, as so last revised.  Within a reasonable period of time after the completion of the Project, and at such other times prior to such completion as determined by Lessee or reasonably requested by the Commission, Lessee shall provide to the Commission at Lessee’s sole expense further revisions of the Survey to show the as-built conditions and such other matters relating to the Real Estate as determined by Lessee or reasonably requested by the Commission.  Promptly after the receipt of any such revisions, the Parties shall enter into amendments to the Lease and the Memorandum in form and substance reasonably satisfactory to each of them setting forth any changes to the metes and bounds descriptions of the Real Estate, any details of any of the easements referred to in clauses (i) through (iv) of Section 1.01 of the Lease and/or any other matter relating to the Real Estate, any such items or any such revisions of the Survey reasonably requested by either of them, including the satisfaction of the following notes appearing on the Survey:

(a)                                  Note to east portion of Parcel #1 concerning additional railroad tracks to be installed by the Commission to serve Consolidated Grain and Barge, to the effect that: “Additional railroad tracks to be installed by the Indiana Port Commission, land to be surrendered back to the Commission and deleted from the Leased Premises by an amendment to the Lease between the Commission and Aventine Renewable Energy – Mt Vernon, LLC.”

(b)                                 Note to east line of former Southwind Port Road (Parcel # 2A) to the effect that:  “Underground Water Line (unrecorded) shown on Indiana Port Commission Master Easement Drawing, to be surrendered north of the water valve by Agreement to be agreed among the Commission, the City of Mt Vernon and any other applicable parties.”

(c)                                  Note to the area on the Commission’s land south of Parcel # 1 between the railroad tracks and the underground water line to the effect that:  “Drainage Easement in location to be determined to be granted by

Agreement between the Indiana Port Commission, Grantor, and Aventine Renewable Energy – Mt Vernon, LLC, as Grantee.”

(d)                                 Note to the areas between the relocated Southwind Port Road and the railroad tracks and Parcels # 2 and # 3:  “Drainage Easement in location to be determined between relocated Southwind Port Road and railroad tracks and Parcels # 2 and # 3, to be provided in an Agreement between Aventine Renewable Energy – Mt Vernon, LLC, Grantor, and the Indiana Port Commission, as Grantee.”

(e)                                  Note to variable width utility easement to the west of former Southwind Port Road (Parcel # 2A) to the effect that:  “Variable Width Utility Easement (Unrecorded) shown on Indiana Port Commission Master Easement Drawing, to be surrendered by Agreement to be agreed among the Indiana Port Commission, the City of Mt Vernon and any other applicable parties.”

The Parties agree to cooperate in good faith to cause the agreements referred to in said notes to be executed and delivered and the actions referred to in said notes to be taken.

6.             Guarantor hereby consents to the amendments to the Lease made by this Fourth Amendment and agrees that such amendments shall not affect, impair, discharge, relieve or release Guarantor of its obligations under the terms of the Lease Guaranty, and that such Lease Guaranty shall be deemed to reference the Lease as amended hereby. Guarantor hereby ratifies, confirms and reaffirms in all respects, the Lease Guaranty, and agrees that said Lease Guaranty shall continue in full force and effect.

7.             The Commission and Lessee agree that the above and foregoing Recitals are true, correct and complete and are hereby incorporated and made a part of this Fourth Amendment as if completely and fully set forth herein. Capitalized terms used in this Fourth Amendment without definition shall have the meanings set forth in the Lease as previously amended, except that any internal references in the Lease to the word “Lease” shall mean the Lease, as previously and hereby amended, wherever therein the context so requires in order to give meaning to this Fourth Amendment.

8.             Lessee and the Commission hereby affirm, reaffirm and confirm that as of the date hereof the Lease is in full force and effect, that the Lease has not been modified or amended (except as provided in this Amendment) and that all of the Commission’s and Lessee’s obligations accrued to date have been performed. Lessee and Commission hereby agree that there are, as of the date hereof, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of the Commission or Lessee under the Lease, as amended by this Fourth Amendment. Each of Lessee and the Commission hereby ratify the provisions of the Lease on behalf of themselves and their respective successors and assigns and agree to attorn and be bound to each other and their respective successors and assigns as to all of the terms, covenants and conditions of the Lease, as amended hereby. This Fourth Amendment shall be incorporated into and made a part of the Lease and all provisions thereof not expressly modified or amended hereby shall remain in full force and effect. Nothing contained in this Fourth Amendment (except, as applicable, for the specific amendments to the Lease set forth in this Fourth Amendment) shall release or relieve Lessee or Commission from their respective obligations or liabilities under the Lease accruing prior to the date hereof.

9.             Except as expressly amended and modified by this Fourth Amendment, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. This Fourth Amendment, together with the Lease, is the complete understanding between the parties and supersedes all other prior agreements and representations concerning its subject matter. To the extent of any inconsistency between the Lease and this Fourth Amendment, the terms of this Fourth Amendment shall control.

10.           Immediately following the signature page of this Fourth Amendment is the Addendum of State required contract provisions previously executed by the Parties. The Parties reaffirm the covenants and affirmations contained in said Addendum and incorporate the same into this Fourth Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day, and month and year first above-written.

	ATTEST:		INDIANA PORT COMMISSION

By:	/s/ Jay K. Potesta	By:	/s/ Ken Kaczmarek
	Secretary-Treasurer		Chairman

	Approved as to form and legality This 24th day of June, 2008.	APPROVED DATE: July 10, 2008

	/s/ Susan H. Gand		/s/ Mitchell E. Daniels, Jr.
	For Steve Carter		The Honorable Mitchell Daniels
	Attorney General of Indiana		Governor of Indiana

	ATTEST:		Aventine Renewable Energy - Mt Vernon, LLC

	/s/ Lynn K. Landman		/s/ Ronald H. Miller
	(Signature)		(Signature)
	Lynn K. Landman, Vice President, General Counsel & Secretary		Ronald H. Miller, President & CEO
	(Printed name and title)		(Printed name and title)

	ATTEST:		Aventine Renewable Energy Holdings, Inc.

	/s/ Lynn K. Landman		/s/ Ronald H. Miller
	(Signature)		(Signature)

	Lynn K. Landman, Vice President, General Counsel & Secretary		Ronald H. Miller, President & CEO
	(Printed name and title)		(Printed name and title)

This instrument was prepared jointly by David W. Haniford, General Counsel Indiana Port POI (Atty#7438-79) 150 W. Market St., Ste 100, Indianapolis, IN 46204 (317) 232-9204 and Joseph J. Sperber, Attorney at Law, Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY  10017 (212) 450-4375

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law. David W. Haniford, Attorney at Law

ADDENDUM OF

STATE REQUIRED CONTRACT PROVISIONS

EXHIBIT E

(IPC3.21.06)

ADDENDUM

This Addendum is entered into by and between the Indiana Port Commission (the “State”) and Aventine Renewable Energy-Mt Vernon, LLC (the “Contractor”), and collectively known as the “Parties”. The purpose of this Addendum is to modify, delete, or amend certain terms and conditions set forth in the attached Lease Agreement (“Agreement”). This Addendum and the Agreement are incorporated into each other and, when read together, shall constitute one integrated document.  Any inconsistency, conflict, or ambiguity between this Addendum and the Agreement shall be resolved by giving precedence and effect to this Addendum.

1.             Authority to Bind Contractor

The signatory for the Contractor represents that he/she has been duly authorized to execute this Contract on behalf of the Contractor and has obtained all necessary or applicable approvals to make this Contract fully binding upon the Contractor when his/her signature is affixed, and certifies that this Contract is not subject to further acceptance by Contractor when accepted by the State of Indiana.

2.             Compliance with Laws.

A.            The Contractor shall comply with all applicable federal, state and local laws, rules, regulations and ordinances, and all provisions required thereby to be included herein are hereby incorporated by reference. The enactment of any state or federal statute or the promulgation of rules or regulations thereunder after execution of this Contract shall be reviewed by the State and the Contractor to determine whether the provisions of this Contract require formal modification.

B.            The Contractor and its agents shall abide by all ethical requirements that apply to persons who have a business relationship with the State, as set forth in Indiana Code § 4-2-6 et seq., the regulations promulgated thereunder, and Executive Order 04-08, dated April 27, 2004.  If the contractor is not familiar with these ethical requirements, the contractor should refer any questions to the Indiana State Ethics Commission, or visit the Indiana State Ethics Commission website at http://www.in.gov/ethics/.  If the Contractor or its agents violate any applicable ethical standards, the State may, in its sole discretion, terminate this Contract subject to the notice and cure provisions of Sections 11.01(i) and 7.02 of the Agreement. In addition, the Contractor may be subject to penalties under Indiana Code § 4-2-6-12.

C.            The Contractor certifies by entering into this Contract, that neither it nor its principal(s) is presently in arrears in payment of its taxes, permit fees or other statutory, regulatory or judicially required payments to the State of Indiana. Further, the Contractor agrees that any payments in arrears and currently due to the State of Indiana may be withheld from payments due to the Contractor. Additionally, further work or payments may be withheld, delayed, or denied and/or this Contract suspended until the Contractor is current in its payments and has submitted proof of such payment to the State.

D.            The Contractor warrants that it has no current or pending or outstanding criminal, civil, or enforcement actions initiated by the State of Indiana pending, and agrees that it will immediately notify the State of any such actions. During the term of such actions, Contractor agrees that the State may delay, withhold, or deny work under any Supplement or contractual device issued pursuant to this Contract and any supplements or amendments.

E.             If a valid dispute exists as to the Contractor’s liability or guilt in any action initiated by the State of Indiana or its agencies, and the State decides to delay, withhold, or deny work to the Contractor, the Contractor may request that it be allowed to continue, or receive work, without delay. The Contractor must submit, in writing, a request for review to the Indiana Department of Administration (IDOA) following the procedures for disputes outlined herein. A determination by IDOA shall be binding on the parties.

F              Any payments that the State may delay, withhold, deny, or apply under this section shall not be subject to penalty or interest under IC 5-17-5.

G.            The Contractor warrants that the Contractor and its subcontractors, if any, shall obtain and maintain all required permits, licenses, and approvals, as well as comply with all health, safety, and environmental statutes, rules, or regulations in the performance of work activities for the State, Failure to do so may be deemed is a material breach of this Contract and grounds for termination of the Agreement and denial of further work with the State, subject to the notice and cure provisions of Sections 11.01 (i) and 7.02 of the Agreement.

H.            The Contractor hereby affirms that it is properly registered and owes no outstanding reports with the Indiana Secretary of State.

I.              As required by IC 5-22-3-7:

(1)           the Contractor and any principals of the Contractor certify that (A) the Contractor, except for de minimis and nonsystematic violations, has not violated the terms of (i) IC 24-4.7 [Telephone Solicitation Of Consumers], (ii) IC 24-5-12 [Telephone Solicitations], or (iii) IC 24-5-14 [Regulation of Automatic Dialing Machines] in the previous three hundred sixty-five (365) days, even if IC 24-4.7 is preempted by federal law; and (B) the Contractor will not violate the terms of IC 24-4.7 for the duration of the Contract, even if IC 24-4.7 is preempted by federal law.

(2)           The Contractor and any principals of the Contractor certify that an affiliate or principal of the Contractor and any agent acting on behalf of the Contractor or on behalf of an affiliate or principal of the Contractor: (A) except for de minimis and nonsystematic violations, has not violated the terms of IC 24-4.7 in the previous three hundred sixty-five (365) days, even if IC 24-4.7 is preempted by federal law; and (B) will not violate the terms of IC 24-4.7 for the duration of the Contract, even if IC 24-4.7 is preempted by federal law.

3.             Conflict of Interest.

A.            As used in this section:

“Immediate family” means the spouse and the unemancipated children of an individual.

“Interested party” means:

1.             The individual executing this Contract;

2.             An individual who has an interest of three percent (3%) or more of Contractor, if Contractor is not an individual; or

3.             Any member of the immediate family of an individual specified under subdivision 1 or 2.

“Department” means the Indiana Department of Administration.

“Commission” means the State Ethics Commission.

B.            The Department may cancel this Contract without recourse by Contractor if any interested party is an employee of the State of Indiana.

C.            The Department will not exercise its right of cancellation under section B, above, if the Contractor gives the Department an opinion by the Commission indicating that the existence of this Contract and the employment by the State of Indiana of the interested party does not violate any statute or rule relating to ethical conduct of State employees. The Department may take action, including cancellation of this Contract, consistent with an opinion of the Commission obtained under this section.

D.            Contractor has an affirmative obligation under this Contract to disclose to the Department when an interested party is or becomes an employee of the State of Indiana.  The obligation under this section extends only to those facts that Contractor knows or reasonably could know.

4.             Drug-Free Workplace Certification.

The Contractor hereby covenants and agrees to make a good faith effort to provide and maintain a drug-free workplace. The Contractor will give written notice to the State within ten (10) days after receiving actual notice that the Contractor or an employee of the-Contractor in the State of Indiana has been convicted of a criminal drug violation occurring in the Contractor’s workplace. False certification or violation of this certification may result in sanctions including suspension of contract payments, termination of this Contract and/or debarment of contracting opportunities with the State for up to three (3) years, subject to the notice and cure provisions of Sections 11.01(i) and 7.02 of the Agreement.

In addition to the provisions of the above paragraphs, if the total contract amount set forth in this Contract is in excess of $25,000.00, Contractor hereby further agrees that this contract is expressly subject to the terms, conditions, and representations of the following certification:

This certification is required by Executive Order No. 90-5, April 12, 1990, issued by the Governor of Indiana. Pursuant to its delegated authority, the Indiana Department of Administration is requiring the inclusion of this certification in all contracts and grants from the State of Indiana in excess of $25,000.00. No award of a contract shall be made, and no contract, purchase order or agreement, the total amount of which exceeds $25,000.00, shall be valid, unless and until this certification has been fully executed by the Contractor and made a part of the contract or agreement as part of the contract documents.

The Contractor certifies and agrees that it will provide a drug-free workplace by:

A.            Publishing and providing to all of its employees a statement notifying them that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the Contractor’s workplace, and specifying the actions that will be taken against employees for violations of such prohibition;

B.            Establishing a drug-free awareness program to inform it’s employees of (1) the dangers of drug abuse in the workplace; (2) the Contractor’s policy of maintaining a drug-free workplace; (3) any available drug counseling, rehabilitation, and employee assistance programs; and (4) the penalties that may be imposed upon an employee for drug abuse violations occurring in the workplace;

C.            Notifying all employees in the statement required by subparagraph (A) above that as a condition of continued employment, the employee will (1) abide by the terms of the statement; and (2) notify the Contractor of any criminal drug statute conviction for a violation occurring in the workplace no later than five (5) days after such conviction;

D.            Notifying in writing the State within ten (10) days after receiving notice from an employee under subdivision (C)(2) above, or otherwise receiving actual notice of such conviction;

E.             Within thirty (30) days after receiving notice under subdivision (C)(2) above of a conviction, imposing the following sanctions or remedial measures on any employee who is convicted of drug abuse violations occurring in the workplace; (1) taking appropriate personnel action against the employee, up to and including termination; or (2) requiring such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a federal, state or local health, law enforcement, or other appropriate agency; and

F.             Making a good faith effort to maintain a drug-free workplace through the implementation of subparagraphs (A) through (E) above,

5.             Nondiscrimination.

Pursuant to IC 22-9-1-10 and the Civil Rights Act of 1964, the Contractor and its subcontractors shall not discriminate against any employee or applicant for employment in the performance of this Contract.  The Contractor shall not discriminate with respect to the hire, tenure, terms, conditions or privileges of employment or any matter directly or indirectly related to employment, because of race, color, religion, sex, disability, national origin or ancestry. Breach of this covenant may be regarded as a material breach of this Contract.  The Contractor’s execution of this Contract also signifies compliance with applicable federal laws, regulations, and executive orders prohibiting discrimination in the provision of services based on race, color, national origin, age, sex, disability or status as a veteran. The provisions of this Section 5 are subject to the notice and cure provisions of Sections 11.01(i) and 7.02 of the Agreement.

NON-COLLUSION AND ACCEPTANCE

The undersigned attests, subject to the penalties for perjury, that he/she is the Contractor, or that he/she is the properly authorized representative, agent, member or officer of the Contractor, that he/she has not, nor has any other member, employee, representative, agent or officer of the Contractor, directly or indirectly, to the best of his/her knowledge, entered into or offered to enter into any combination, collusion or agreement to receive or pay, and that he/she has not received or paid, any sum of money or other consideration for the execution of this Contract other than that which appears upon the face of this Contract.

[ The balance of this page is intentionally left blank ]

In Witness Whereof, the Parties have, through duly authorized representatives, entered into this Lease. The Parties having read and understand the foregoing terms of the contract do by their respective signatures dated below hereby agree to the terms thereof.

Indiana Port Commission:		Aventine Renewable Energy-Mt Vernon, LLC

Signature:
Signature:	/s/ Steven Stemler
Printed Name:
Printed Name:	Steven Stemler
Title:
Title:	Designated Commissioner
Date:
Date:	10/30/06

Attest:	Jay K. Potesta

Printed Name:	Jay K. Potesta

Title:	Secretary Treasurer

Office of the Attorney General		Office of the Governor

/s/ Jason Thompson/Susan H. Gand for		/s/ Mitchell E. Daniels, Jr.
Steve Carter, Attorney General		Mitchell E. Daniels, Jr., Governor

Date:	1/19/07	1-24-2007

In Witness Whereof, the Parties have, through duly authorized representatives, entered into this Lease. The Parties having read and understand the foregoing terms of the contract do by their respective signatures dated below hereby agree to the terms thereof.

Indiana Port Commission:		Aventine Renewable Energy-Mt Vernon, LLC

		Signature:	/s/ John R. Gray
Signature:
		Printed Name:	John R. Gray
Printed Name:
		Title:	VP Logistics & Development
Title:
		Date:	10/31/06
Date:

Attest:

Printed Name:

Title:

Office of the Attorney General		Office of the Governor

/s/ Jason Thompson/Susan H. Gand for		/s/ Mitchell E. Daniels, Jr.
Steve Carter, Attorney General		Mitchell E. Daniels, Jr., Governor

Date:	1/19/07	1-24-2007

EXHIBIT A

DESCRIPTION OF LEASED REAL ESTATE

EXHIBIT A-1

PLAT OF LEASED REAL ESTATE

EXHIBIT A-2

DESCRIPTION OF PORT REAL ESTATE